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                                                                   EXHIBIT 10.46

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement"), dated January 8, 1998, is between ANGELES ACQUISITION CORP., a Delaware corporation ("Debtor"), located at 410 - 17th Street, Suite 400, Denver, Colorado 80202, and BINHAD, INC., a California corporation (formerly known as CAPITOL METALS CO., INC.) ("Secured Party"), located at 2850 Benedict Canyon Road, Beverly Hills, California 90210. This Agreement is made with reference to the following facts:

                 WHEREAS, Secured Party, as seller, and CONSOLIDATED CAPITAL OF NORTH AMERICA, INC., a Colorado corporation ("CCNA"), as purchaser, entered into that certain Asset Purchase Agreement, dated as of December 1, 1997 (the "Asset Purchase Agreement"), pursuant to which Secured Party agreed to sell to CCNA, and CCNA agreed to purchase, the Assets (as defined in the Asset Purchase Agreement) upon the terms and conditions provided therein;

                 WHEREAS, the Asset Purchase Agreement has been amended by that certain Order Approving Sale of Substantially All Property of the Estate Free and Clear of Liens and Interests (the "Sale Approval Order"), entered December 29, 1997, by the U.S. Bankruptcy Court in Secured Party's pending Chapter 11 case, and by that certain First Amendment to Asset Purchase Agreement of even date herewith (the "Amendment"), among Secured Party, CCNA and Debtor, a wholly owned subsidiary of CCNA;

                 WHEREAS, pursuant to the Amendment and that certain Assignment and Bill of Sale of even date herewith (the "Bill of Sale"), from Secured Party to Debtor, Secured Party has assigned, transferred and conveyed the Assets to Debtor, in lieu of CCNA, in order to accommodate CCNA's desire to hold and operate the Assets in a separate corporate subsidiary wholly owned by CCNA;

                 WHEREAS, pursuant to the Asset Purchase Agreement, CCNA agreed to grant a security interest to Secured Party in and to the Assets, to secure payment and performance of certain promissory notes to be delivered by CCNA to Secured Party under the Asset Purchase Agreement;

                 WHEREAS, pursuant to the Amendment, Debtor is now jointly and severally liable with CCNA under such promissory notes, and Debtor desires to grant a security interest in the Assets to Secured Party as provided in the Asset Purchase Agreement to facilitate the closing of the transactions contemplated by the Asset Purchase Agreement and to enable Debtor to realize all of the rights and benefits accrued and to be accrued by the purchaser of the Assets under the Asset Purchase Agreement;

                 NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


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                 1.       Grant of Security Interest.  Debtor hereby grants to
Secured Party a continuing lien on and security interest in the property described or referred to in Paragraph 2 below (collectively, the "Collateral") to secure prompt payment and full performance of the liabilities described in Paragraph 3 below (collectively, the "Liabilities").

                 2. Collateral. The Collateral consists of all of Debtor's now owned and hereafter acquired accounts, inventory, equipment, fixtures, contract rights, general intangibles, chattel paper, instruments, documents, and other property; including without limitation, all of the Assets conveyed to Debtor pursuant to the Amendment and the Bill of Sale, all of the property described below, and all of the proceeds and products thereof:

                          (a)     all goods of Debtor, including without
limitation, machinery, equipment, furniture, furnishings, fixtures, tools, parts, supplies and motor vehicles of every kind and description and all improvements thereto which Debtor now owns or in which Debtor may have or may hereafter acquire any interest, together with all customer lists and records of Debtor's business;

                          (b)     all of Debtor's inventory, including, but not
limited to, all goods intended for sale or lease by Debtor, or for display or demonstration, all work in process, all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Debtor's business, and all documents evidencing and general intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Debtor;

                          (c)     all contract rights and general intangibles
of Debtor, including without limitation, goodwill, trademarks, trade styles, trade names, patents, patent applications, copyrights, bank deposits, deposit accounts, income tax refunds and property in the possession, deposited with or under the control of Secured Party or any of its affiliates;

                          (d)     all present and future accounts, accounts
receivable and other receivables and all books and records relating thereto;

                          (e)     all documents, instruments, pledged assets
and chattel paper; and

                          (f)     all the products and proceeds of the
foregoing, and any replacements, additions, accessions, or substitutions thereof or thereto, all after-acquired property, all accounts and proceeds arising from the sale or disposition of any inventory of Debtor including any returns thereof and including, where applicable, the proceeds of insurance covering said Collateral or tort claims in connection with the Collateral;

whether such Collateral shall be presently in existence or whether it shall be acquired or created by Debtor at any time hereafter, wherever located, to remain in force so long as Debtor is, in any manner, obligated to Secured Party.


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                 3.       Liabilities.  The liabilities ("Liabilities") secured
under this Agreement are all liabilities of Debtor to Secured Party from time to time, including, without limitation:

                          (a)      the Secured Promissory Note of even date
herewith from CCNA and Debtor to Secured Party in the principal amount of $1,200,000.00;

                          (b)     the Secured Promissory Note of even date
herewith from CCNA and Debtor to Secured Party in the principal amount of $300,000.00, and

                          (c)     any and all expenditures made or incurred by
Secured Party to protect and maintain the Collateral and to enforce the rights of Secured Party under this Agreement.

                 4. Covenants of Debtor. Until the Liabilities are paid in full, Debtor agrees that it shall:

                          (a)     not sell or otherwise dispose of the
Collateral except for the sale of inventory in the ordinary course of business or dispositions of obsolete or worn-out equipment in the ordinary course of business;

                          (b)     except for "Permitted Liens" (as defined
below), not create, incur, assume or, permit to exist any liens, encumbrances, security interests, levies, assessments or charges on or in any of the Collateral, without Secured Party's prior consent;

                          (c)     appear in and defend, at Debtor's own
expense, any action or proceeding which may affect Debtor's title to or Secured Party's interest in the Collateral;

                          (d)     procure or execute and deliver, from time to
time, in form and substance satisfactory to Secured Party, any endorsements, assignments, financing statements or other writings deemed necessary or appropriate by Secured Party to perfect, maintain or protect Secured Party's security interest in the Collateral and the priority thereof, and take such other action and deliver such other documents, instruments and agreements pertaining to the Collateral as Secured Party may request to effectuate the intent of this Agreement;

                          (e)     notify Secured Party in writing at least
thirty (30) days prior to any change in Debtor's name, identity or corporate structure, or any addition or change to the address of Debtor specified in the introductory paragraph hereof;

                          (f)     keep accurate and complete records of the
Collateral and provide Secured Party during normal business hours and upon reasonable notice with access thereto and to Debtor's financial records, in each case with the right to make extracts therefrom;


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                          (g)     provide Secured Party during normal business
hours and upon reasonable notice with access to the Collateral, and with such other information as Secured Party may reasonably request from time to time;

                          (h)     maintain and preserve its corporate
existence, and all rights, privileges, franchises and other authority necessary for the conduct of its business; and

                          (i)     continue operations in the same form and
structure of business as currently conducted, and not merge or consolidate with or acquire or be acquired by any other corporation, partnership, entity or person, without Secured Party's prior written consent.

"Permitted Liens" means (i) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of Debtor's business securing sums not overdue; (ii) liens incurred in the ordinary course of Debtor's business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums not overdue or being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Debtor in conformity with GAAP; (iii) liens in favor of Secured Party; (iv) liens for taxes not yet due or being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Debtor in conformity with GAAP; provided, that, the foregoing liens shall have no effect on the priority of the liens in favor of Secured Party or the value of the assets in which Secured Party has such a lien and a stay of enforcement of any such lien shall be in effect; (v) liens in favor of Congress Financial Corporation (Western) securing an aggregate loan amount not exceeding $6,400,000.00, and (iv) liens in favor of the Nat and Evelyn Handel Family Trust securing an aggregate loan amount not exceeding $625,000.00.

                 5. Authorized Action By Secured Party. (a) After the occurrence of any "Event of Default" (as defined below) and while it is continuing, Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact to do (but Secured Party shall not be obligated to and shall not incur any liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to do, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including, without limitation, the right to:

                          (i) collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;

                          (ii) enter into any extension, deposit or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral;

                          (iii)   process and preserve the Collateral; and

                          (iv)    make any compromise, settlement or
                 adjustment, and take any action it deems advisable, with respect to the Collateral.


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                          (b)     Debtor agrees to reimburse Secured Party upon
demand for any costs and expenses, including attorneys' fees, Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Liabilities secured hereby and are payable upon demand, with interest thereon at the rate applicable to the obligations under the note referred to in Paragraph 3(a) above.

                          (c)     It is further agreed and understood between
the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Liabilities or with respect to the Collateral.

                          (d)     Whether or not Debtor is in default, Debtor
agrees that Secured Party may at any time send verification requests, and so long as an Event of Default has not occurred, such requests will not identify Secured Party to any account debtor on any Collateral.

                          (e)     If Debtor's records are prepared or retained
by a computer service company or any accountant or accounting service, so long as any Liabilities are outstanding, Debtor grants Secured Party the absolute and irrevocable right, with reasonable notice to Debtor, to inspect such records (including Debtor's internal work papers), receive duplicate copies of all information furnished to Debtor and prepared by such company, accountant or accounting service, and agrees to furnish such consents as may be necessary to effectuate the same. Debtor further agrees to promptly notify Secured Party of the name and address of such company, accountant or accounting service and of any change in respect thereof.

                          (f)     All the foregoing powers authorized herein,
being coupled with an interest, are irrevocable so long as any Liabilities are outstanding.

                 6. Default. The occurrence of any of the following events or conditions (herein "Events of Default") shall constitute an Event of Default hereunder:

                          (a)     Debtor fails to perform, keep or observe any
covenant (other than for payment of Liabilities) within 5 calendar days of the date Debtor is required to perform, keep or observe such covenant;

                          (b)     non-payment of any of the Liabilities as and
when due and payable to Secured Party; or

                          (c)     any bankruptcy or other insolvency proceeding
is commenced by Debtor, or any such proceeding is commenced against Debtor and remains undischarged or unstayed for forty-five (45) days.


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                 7.       Remedies.  Upon the occurrence and during the
continuation of any Event of Default, Secured Party may, at its option, without notice to or demand on Debtor, declare all Liabilities immediately due and payable, and Secured Party shall have all the default rights and remedies of a secured party under Chapter 5 of Division 9 of the California Uniform Commercial Code and other applicable law as well as the following rights and remedies, all of which may be exercised with or without further notice to
Debtor:

                          (a)     to the extent permitted by law, to notify any
and all obligors and account debtors on the Collateral that the same has been assigned to Secured Party and that all payments thereon are to be made directly to Secured Party;

                          (b)     to settle, compromise or release, on terms
acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral, and to extend the time of payment, make allowances and adjustments and to issue credits in Secured Party's name or in the name of Debtor in respect thereof;

                          (c)     to enter any premises where any Collateral
may be located and to take possession of and remove the Collateral, with or without judicial process;

                          (d)     to sell or otherwise dispose of the
Collateral or any part thereof, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party;

                          (e)     to remove from any premises where the same
may be located, any and all documents, instruments, files and records relating to the collateral, and Secured Party may, at Debtor's expense, use the supplies and space of Debtor at its places of business as may be necessary to properly administer and control the Collateral or the handling of collections and realizations thereon;

                          (f)     receive, open and dispose of all mail
addressed to Debtor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; and

                          (g)     take or bring, in Secured Party's name or in
the name of Debtor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral;

all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable.

                 8. Application of Proceeds of Collateral. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Liabilities secured hereby, application as to any particular obligation or indebtedness or against principal or interest to be in Secured Party's discretion. The balance, if any, shall be paid in accordance with


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applicable law or as a court of competent jurisdiction may direct.  Debtor shall be liable to Secured Party and shall pay to Secured Party on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.

                 9. Cumulative Rights. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party under any statute or rule of law or any other document, instrument or agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

                 10. Waiver. Any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party's power prior to pursuing Debtor in respect of the Liabilities.

                 11. Setoff. Debtor agrees that Secured Party may exercise its rights of setoff with respect to the Liabilities in the same manner as if the Liabilities were unsecured.

                 12. Binding Upon Successors. All rights of Secured Party under this Agreement shall inure to the benefit of Secured Party and its successors and assigns, and all obligations of Debtor shall bind the Debtor and its successors and assigns.

                 13. Entire Agreement; Severability. This Agreement contains the entire security agreement between Secured Party and Debtor with respect to the Collateral. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

                 14. References. The captions or titles of the paragraphs of this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                 15. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code. DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES OR THE UNITED STATES DISTRICT COURT OF THE CENTRAL DISTRICT OF CALIFORNIA, AS SECURED PARTY MAY DEEM APPROPRIATE, OR IF REQUIRED, THE MUNICIPAL COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND DEBTOR WAIVES ANY OBJECTION RELATING TO THE BASIS FOR PERSONAL OR IN REM JURISDICTION OR TO VENUE WHICH IT MAY


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NOW OR HEREAFTER HAVE IN ANY SUCH SUIT, ACTION OR PROCEEDING.  BOTH DEBTOR AND
SECURED PARTY WAIVE ANY RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

                 16. Attorneys' Fees. If any legal action or proceeding shall be commenced at any time by any party to this Agreement in connection with the interpretation of this Agreement or the enforcement of any rights or remedies hereunder, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

                 17. Notice. Any written notice, consent or other communication provided for in this Agreement shall be delivered personally (effective upon delivery), via overnight courier (effective the next day after dispatch) or via U.S. Mail (effective 3 days after mailing, postage prepaid, first class) to each party at its address set forth above, or to such other address as either party shall specify to the other; provided, that all notices to Secured Party shall be copied to any assignee of Secured Party's rights hereunder.

                 18. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.



                                       DEBTOR:

                                       ANGELES ACQUISITION CORP.

                                       By: /s/ Christian Wolf
                                          -----------------------------------
                                           Christian Wolf
                                           Chief Executive Officer


                                       SECURED PARTY:

                                       BINHAD, INC. (formerly known as
                                       CAPITOL METALS CO., INC.)

                                       By: /s/ Daniel J. Eget
                                          -----------------------------------
                                           Daniel J. Eget
                                           Chief Executive Officer


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